Exhibit 3.1

ARTICLE V

Certificates of Stock

Section 1.               Certificates of Stock.  The shares of stock of the Corporation may either be certificated or uncertificated.  Every holder of stock in the Corporation that has a certificated interest and, upon request, any holder of an uncertificated interest shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, if there be one, certifying the number of shares owned by him or her in the Corporation.  The certificates of stock shall be numbered in the order of their issue.

Section 2.               Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.               Lost or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.               Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder thereof or such person’s attorney lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.               Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

Section 6.               Legend.  Before transferring any shares or issuing any new certificates, the Corporation shall first determine whether there are any restrictions thereon permitted by Section 202 of the Delaware General Corporation Law and to the extent stockholders have agreed to affix a legend or legends on the certificates, the transfer agent shall affix said legend on all certificates representing shares affected thereby and upon all substitute certificates related thereto.